UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Offering

On August 31, 2023 (the "Initial Closing Date"), IntelGenx Technologies Corp. (the "Corporation") closed the first tranche of its non-brokered private placement and offering (the "Offering") of (a) units to US subscribers at a price of US$1,000 per US Unit (the "US Units"), with each US Units consisting of (i) US$1,000 principal amount convertible promissory note (the "US Notes") and (ii) 5,405 common stock purchase warrants (the "US Warrants") to purchase common stock of the Corporation (the "Shares"), and (b) units to Canadian and other subscribers located outside the US (the "Cdn Units") at a price of C$1,000 per Cdn Unit, with each Cdn Unit consisting of (i) a C$1,000 principal amount convertible promissory note (the "Cdn Notes" and, together with the US Notes, the "Notes") and 4,000 common stock purchase warrants (the "Cdn Warrants" and, together with the US Warrants, the "Warrants").

The US Notes are convertible into Shares at the option of atai at a price of US$0.185 (the "US Conversion Price"), at anytime from the date that is six (6) months following their issuance up to and including August 31, 2026, and bear interest at 12% per annum, payable quarterly, in arrears, with the first payment due September 30, 2023 and every three months thereafter. The US Warrants entitle atai to purchase Shares at a price of US$0.26 per Share, for a period of three years following their issuance.

The Cdn Notes are convertible into Shares at the option of the holder at a price of C$0.25 per Share at anytime from the date that is six months following their issuance up to and including the date that is three years following the date of issuance of the Cdn Notes, and bear interest at 12% per annum, payable quarterly, in arrears, with the first payment due September 30, 2023 and every three months thereafter. The Cdn Warrants entitle the holders thereof to purchase Shares at a price of C$0.35 per Share for a period of 3 years following their issuance.

The Corporation received from ATAI Life Sciences AG ("atai") an aggregate gross proceeds of US$2,220,000 (the "Initial atai Proceeds") for 2,220 US Units subscribed by atai, pursuant to a subscription agreement (the "atai Subscription Agreement") entered into by the Corporation and atai on the Initial Closing Date (the "Initial atai Subscription"). In addition, atai committed to subscribe for an additional 750 US Units (the "Additional Units", together with the Initial Units, the "atai Units") for additional aggregate proceeds to the Corporation of US$750,000 (collectively with the Initial atai Proceeds, the "atai Proceeds") on the same terms, subject to the Corporation obtaining the Shareholder Approvals (as defined below).

The Corporation may complete one or more additional closings of the Offering, up to the sum of US$2,970,000 and C$1,400,000 in aggregate gross proceeds (inclusive of the atai Proceeds), before October 13, 2023, and intends to use the proceeds of the Offering to fund the Corporation's wholly-owned Canadian subsidiary, continuing formulation and development efforts related to ongoing collaborations between the Corporation and atai as well as working capital and expenses related to the Offering.

All securities issued in connection with the Offering, including Shares issuable pursuant to the conversion of the Notes or exercise of the Warrants, are subject to a 6-month hold period, during which time trading in the securities is restricted in accordance with applicable securities laws.

The Toronto Stock Exchange (the "TSX") has conditionally approved the Offering and the listing of the Shares, subject to the General Cap and the Insider Cap (each as defined below).The Offering and the listing of the Shares issuable in connection with the Offering, including Shares issuable pursuant to the conversion of the Notes or exercise of the Warrants, subject to the General Cap and Insider Cap, are subject to final approval of the TSX upon satisfaction of customary closing conditions.

Amendment to Amended and Restated Loan Agreement

On August 31, 2023, the Corporation entered into an amending agreement (the "Amending Agreement") in respect of the Amended and Restated Loan Agreement dated as of September 14, 2021 (the "Loan Agreement") between the Corporation, as borrower, and atai, as lender pursuant to which, among other things, the maturity date of the Loan Agreement was extended from January 5, 2024 to January 5, 2025, and the Corporation granted additional security to atai over any non-licensed intellectual property of the Corporation (the "Loan Amendment").

The Corporation and atai also agreed, subject to obtaining approval of the TSX, to enter into a second amendment to the Loan Agreement (the "Second Amendment") to provide, among other things, for the ability for atai to convert the principal and accrued interest outstanding under the Loan Agreement into Shares at the US Conversion Price (the "Conversion Feature"). Assuming the Second Amendment is entered into between the Corporation and atai prior to the Shareholder Approvals being obtained, the Second Amendment will include the same "blocker" provisions as those included in the Notes and the Warrants (see below "Shareholder Approvals").

Call Option

The Corporation and atai agreed, subject to obtaining TSX approval and the Shareholder Approvals, to enter into an amendment (the "atai Subscription Agreement Amendment") to the atai Subscription Agreement to provide atai with the right (the "Call Option") to purchase up to an additional 6,013 US Units (the "Call Option Units") at any time prior to August 31, 2026. The Call Option Units, to the extent atai exercises the Call Option in whole or in part, will be issued on the same terms as the US Units, including with respect to the US Conversion Price, maturity date, interest rate, and the number of warrants issued in connection therewith. The atai Subscription Agreement Amendment will provide that the issuance of any Call Option Units will result in a corresponding reduction in atai's remaining purchase right pursuant to the Amended and Restated Securities Purchase Agreement dated May 14, 2021, which such right to be reduced by the number of Shares issuable upon the conversion of the principal amount outstanding under such issued Call Option Units.

Shareholder Approvals

The Notes and the Warrants include "blocker" provisions to ensure that, unless shareholder approval is obtained in accordance with the rules of the TSX, (i) the aggregate number of Shares issuable in connection with the Offering  (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be) is limited to 43,6664,524 Shares, which equals 24.99% of the issued and outstanding Shares (on a non-diluted basis) as of the Initial Closing Date  (the "General Cap"), and (ii) the aggregate number of Shares that may be issued to "insiders" of the Corporation (as such term is defined in the policies of the TSX) pursuant to the Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be), is limited to 17,465,809 Shares, which equals 9.99% of the issued and outstanding Shares as of the date hereof (the "Insider Cap").

In accordance with the terms of the Notes and the Warrants, the Corporation intends to seek (i) shareholder approval of the issuance of Shares in connection with the Offering (upon conversion of the Notes, exercise of the Warrants and/or payment of interest on the Notes in Shares, as the case may be) above the General Cap, in accordance with Section 607(g)(i) of the TSX Company Manual (the "General Shareholder Approval"), and (ii) disinterested shareholder approval of the issuance of Shares to "insiders" of the Corporation (as such term is defined in the policies of the TSX), as of the date hereof, pursuant to the Offering (upon conversion of the Notes, exercise of the Warrants and/or the payment of interest on the Notes in Shares, as the case may be) above the Insider Cap, in accordance with Section 607(g)(ii) of the TSX Company Manual (the "Insider Shareholder Approval").

In addition, approval of the shareholders of the Corporation will be required in connection with the Conversion Feature, the Call Option, and to authorize the Subsequent atai Subscription on the same terms as the Offering (together with the General Shareholder Approval and the Insider Shareholder Approval, the "Shareholder Approvals").

The Corporation intends to obtain the Shareholder Approvals at an upcoming special meeting of shareholders to be held as soon as practicable after the date hereof.

The foregoing is a summary of certain material terms and conditions of the the Amending Agreement, the US Notes, the Cdn Notes, the US Warrants, and the Cdn Warrants and are not a complete discussion of such agreements. Accordingly, the foregoing is qualified in its entirety by reference to (i) the full text of the US Warrants, the US Notes, and the Amending Agreement attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 10.1, and Exhibit 10.2 respectively and incorporated herein by reference, and (ii) the full text of the Cdn Notes and the Cdn Warrants, which the Corporation intends to file with the U.S. Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Amendment to Amended and Restated Term Loan" is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the headings "Offering" and "Call Option" are hereby incorporated by reference into this Item 3.02 in its entirety. The atai Units were offered and sold, and the Call Option Units were offered, to atai without registration under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Corporation relied on the exclusion from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D. atai was required to represent that it is (i) an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and (ii) was acquiring the securities for investment and not with a view to resell or distribute. The Corporation did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Corporation.

Exhibit 9.01. Financial Statements and Exhibits.

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant
10.1	Form of 12% Convertible Promissory Note
10.2	First Amendment to the Amended and Restated Loan Agreement between IntelGenx Technologies Corp. and ATAI Life Sciences AG, dated August 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

INTELGENX TECHNOLOGIES CORP.

Date: August 31, 2023

	By:	/s/ Horst Zerbe
Chairman of the Board